UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 31, 2006

THERMADYNE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22378	74-2482571
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri	63017
(Address of principal executive offices)	(Zip Code)

(636) 728-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.              Entry into a Material Definitive Agreement.

Second Supplemental Indenture

As previously disclosed in its Current Report on Form 8-K filed on July 21, 2006, Thermadyne Holdings Corporation (the “Company”) solicited consents for certain amendments to the Indenture relating to its 9 ¼% Senior Subordinated Notes due 2014 (the “Notes”).  The disclosure provided under Item 8.01 of such Current Report is incorporated herein by reference.

The Company has received the requisite consents and, effective as of August 2, 2006, entered into a second supplemental indenture (the “Second Supplemental Indenture”).  The Second Supplemental Indenture, among other things, allows the Company until August 21, 2006 to file its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Annual Report”) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the “First Quarter 2006 Quarterly Report”), and until December 17, 2006 to file its Quarterly Report on Form  10-Q for the quarter ended June 30, 2006.  In addition, the Second Supplemental Indenture provides for the payment of additional special interest on the Notes, initially at a rate of 1.25% per annum, subject to adjustment, and for the payment of a cash consent fee to holders of the Notes, all of whom consented to the amendments.

A copy of the Second Supplemental Indenture is filed as Exhibit 4.1 to this Current Report and incorporated herein by reference.  The foregoing summary of the terms of the Second Supplemental Indenture is qualified in its entirety by reference to Exhibit 4.1.

Credit Agreements

On August 2, 2006, the Company, Thermadyne Industries, Inc., their domestic subsidiaries and certain of their foreign subsidiaries amended the Second Amended and Restated Credit Agreement with General Electric Capital Corporation as Agent and Lender (the “GE Credit Agreement”) to extend the time for the Company to provide its annual audited financial statements for the year ended December 31, 2005 and its unaudited financial statements for the quarter ended March 31, 2006 to July 31, 2006 and waive any default created by the Company’s inability to file the reports prior to August 3, 2006.  The Company filed the required financial statements on its 2005 Annual Report and First Quarter 2006 Quarterly Report on August 3, 2006.

A copy of the GE Credit Agreement amendment is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the terms of this amendment is qualified in its entirety by reference to Exhibit 4.2.

Item 4.01.              Changes in Registrant’s Certifying Accountant.

In its Current Report on Form 8-K filed on July 19, 2006, the Company disclosed that its former independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), informed the Company that it would resign as the Company’s independent registered public accounting firm effective upon the filing of the Company’s 2005 Annual Report.

On August 3, 2006, the Company filed its 2005 Annual Report and its First Quarter 2006 Quarterly Report.  As previously disclosed, the Company’s identification of material weaknesses in its internal controls over financial reporting (as noted below) resulted in the Company’s inability to timely file these reports and required the Company to undertake a restatement of its consolidated financial statements for the seven months ended December 31, 2003, the year ended December 31, 2004, each of the quarters of 2004 and each of the first three quarters of 2005 to correct errors in accounting for certain income tax matters, foreign currency translation, certain foreign business units and miscellaneous other matters.  Ernst & Young served as the Company’s independent registered public accounting firm in auditing the Company’s financial statements for the year ended December 31, 2004 (restated) and 2005 and in reviewing the Company’s interim financial statements for the quarter ended March 31, 2006 for purposes of filing the related reports.

In connection with the audits of the Company’s financial statements for the years ended December 31, 2004 (restated) and 2005 and the subsequent period through August 3, 2006, there were no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) between Ernst & Young and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures that, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with issuing its report on the Company’s financial statements for such periods.

During the years ended December 31, 2005 and 2004, and through August 3, 2006, there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K, except as follows:

•                  The Company disclosed certain material weaknesses in its internal controls over financial reporting in its 2005 Annual Report, its Annual Report on Form 10-K filed on March 17, 2005 (the “2004 Annual Report”) and its Quarterly Reports on Form 10-Q filed May 10, 2005, August 9, 2005 and October 9, 2005 (the “2005 Quarterly Reports”). For a discussion of these material weaknesses, see Item 9A “Controls and Procedures” in the 2005 Annual Report and the 2004 Annual Report and Item 4 “Controls and Procedures” in each of the 2005 Quarterly Reports; each of these items is incorporated herein by reference.

The Company has provided Ernst & Young with a copy of the foregoing disclosures and requested that Ernst & Young promptly furnish a letter to the Securities and Exchange Commission stating whether or not Ernst & Young agrees with the above statements.  When the Company receives a copy of Ernst & Young’s letter, it will file it as an exhibit to this Current Report on Form 8-K by amendment.

The Company’s Audit Committee has commenced the process of selecting an independent registered public accounting firm to replace Ernst & Young.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In the Company’s Current Report on Form 8-K filed on July 12, 2006, the Company reported the resignation of Steven W. Fray from his position as Vice President Finance and Global Controller and Principal Financial Officer, effective July 20, 2006.  Since this date, Mr. Fray has been assisting the Company in completing its financial statements that were filed on the Company’s 2005 Annual Report and First Quarter 2006 Quarterly Report, and as a result, postponed the effective date of his resignation until after the Company filed its 2005 Annual Report and First Quarter 2006 Quarterly Report on August 3, 2006.

In connection with Mr. Fray’s resignation, on July 31, 2006, the Company’s Board of Directors appointed Paul D. Melnuk, the Company’s Chairman and Chief Executive Officer as acting Principal Financial Officer.  Mr. Melnuk will serve in this position until the Company hires a new Chief Financial Officer and Principal Financial Officer.  As previously reported, the Company has extended an offer to a candidate (who is currently working with the Company as an independent contractor) for the Chief Financial Officer position.

Mr. Melnuk, age 52, has been a member of our Board of Directors since May 2003, was elected Chairman of the Board in October 2003, and was appointed Chief Executive Officer on January 28, 2004. Mr. Melnuk is a director and chairman of the audit committee at Petro-Canada, a multinational integrated oil and gas company headquartered in Calgary, Alberta, and a director of several private companies. Mr. Melnuk has been a managing partner of FTL Capital Partners, LLC, a private equity firm, since 2001. Prior to 2001, Mr. Melnuk served as President and Chief Executive Officer of the predecessor to The Premcor Refining Group Inc., an oil refining company, Barrick Gold Corporation, a gold mining company, and Bracknell Corporation, a contracting company.

Item 8.01.              Other Events.

On August 3, 2006, the Company issued a press release announcing, among other things, that it filed its 2005 Annual Report and First Quarter 2006 Quarterly Report with the Securities and Exchange Commission.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(d)                  Exhibits.

Exhibit No.	Description of Exhibit

4.1

Second Supplemental Indenture relating to 9 ¼% Senior Subordinated Notes due 2014, dated August 2, 2006, among Thermadyne Holdings Corporation, certain of its subsidiaries, as guarantors, and U.S. National Bank Association, as trustee.

4.2

Limited Waiver and Seventeenth Amendment to the Second Amended and Restated Credit Agreement dated August 2, 2006 among Thermadyne Holdings Corporation, Thermadyne Industries, Inc. and certain of their subsidiaries and General Electric Capital Corporation as Agent and Lender.

99.1	Press release of Thermadyne Holdings Corporation dated August 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 3, 2006

THERMADYNE HOLDINGS CORPORATION

		By:	/s/ Patricia S. Williams
		Name:	Patricia S. Williams
		Title:	Vice President, General Counsel and Corporate Secretary